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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 30, 2007
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                               InterDigital, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                      1-11152                  23-1882087
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                   19406-1409
     (Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.
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     In August 2006, an arbitral tribunal ("Tribunal") from the International
Court of Arbitration in an arbitration proceeding between InterDigital Communications, LLC and InterDigital Technology Corporation (collectively, "InterDigital"), and Samsung Electronics Co., Ltd. ("Samsung"), awarded InterDigital approximately $134 million in past royalties plus interest on Samsung's sale of single mode 2G GSM/TDMA and 2.5G GSM/GPRS/EDGE terminal units through 2005 ("Award"). The Samsung Tribunal also established the royalty rates to be applied to Samsung's sales of covered products in 2006.

     In September 2006, InterDigital filed an action seeking to enforce the Arbitration Award in the U.S. District Court for the Southern District of New York (the "Enforcement Action"). Subsequent to that filing, in September 2006 Samsung filed an opposition to the enforcement action, including filing a cross-petition to vacate or modify the Award and to stay the Award.

     On October 30, 2007, the Honorable Richard J. Sullivan, the Judge overseeing the Enforcement Action issued an Order that the oral argument on the outstanding motions in the case will be held on November 19, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    INTERDIGITAL, INC.


                                    By: /s/ William J. Merritt
                                        ---------------------------------
                                    William J. Merritt
                                    President and Chief Executive Officer



Date:    October 31, 2007